                                                                    EXHIBIT 23.1






INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-22977 of Quanex Corporation on Form S-8 of our report dated June 1, 1999, appearing in the Annual Report of Form 11-K of the Piper Impact 401(k) Savings Plan for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
------------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 1999